                                                                      EXHIBIT 12
Southern States Cooperative
Ratios of earnings to fixed charges

                                                                                                     Year ended June 30,
                                                                      --------------------  ----------------------------------------
                                                                             1999                 1998                1997
                                                                      --------------------  -----------------  --------------------

Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and distributions on Capital
  Securities, Series A                                                       $ (1,449,650)       $13,570,456          $ 33,539,852

Interest expense, net of capitalized interest                                  28,413,129         16,859,373            15,565,523

Portion of rents representative of interest factor                              5,151,839          2,900,188             2,703,206

Amortization of capitalized interest                                               75,000             62,249                15,143

Distributions on Capital Securities, Series A                                           0                  0                     0
                                                                      --------------------  -----------------  --------------------
  Total Earnings                                                             $ 32,190,318        $33,392,266          $ 51,823,724
                                                                      ====================  =================  ====================

Fixed Charges:

Interest expense (before deducting capitalized interest)                     $ 29,314,830        $17,310,851          $ 15,730,029

Portion of rents representative of interest factor                              5,151,839          2,900,188             2,703,206

Distributions on Capital Securities, Series A                                           0                  0                     0

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                                   316,063            316,063               316,061
                                                                      --------------------  -----------------  --------------------

  Total Fixed Charges                                                        $ 34,782,732        $20,527,102          $ 18,749,297
                                                                      ====================  =================  ====================

Ratio of Earnings to Fixed Charges                                                   0.93               1.63                  2.76
                                                                      ====================  =================  ====================

Insufficient to cover fixed charges by                                          2,592,414



                                                                               Year ended June 30,               Six months ended
                                                                       ------------------------------------     --------------------
                                                                             1996               1995                12/31/99
                                                                       -----------------  -----------------     --------------------
Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and distributions on Capital
  Securities, Series A                                                     $ 34,645,994        $23,172,418          $ (17,068,222)

Interest expense, net of capitalized interest                                15,236,987         14,797,975             16,292,760

Portion of rents representative of interest factor                            2,423,809          2,393,876              2,829,692

Amortization of capitalized interest                                             10,832              6,051                 37,500

Distributions on Capital Securities, Series A                                         0                  0              1,200,000
                                                                       -----------------  -----------------     ------------------

  Total Earnings                                                           $ 52,317,622        $40,370,320            $ 2,091,730
                                                                       =================  =================     ==================

Fixed Charges:

Interest expense (before deducting capitalized interest)                   $ 15,352,563        $14,876,278            $16,292,760

Portion of rents representative of interest factor                            2,423,809          2,393,876              2,829,692

Distributions on Capital Securities, Series A                                         0                  0              1,200,000

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                                 316,061            316,063                158,032
                                                                       -----------------  -----------------     ------------------

  Total Fixed Charges                                                      $ 18,092,434        $17,586,217            $20,480,483

                                                                       =================  =================     ==================

Ratio of Earnings to Fixed Charges                                                 2.89               2.30                   0.10
                                                                       =================  =================     ==================

Insufficient to cover fixed charges by                                                                                 18,388,754


                                                                                                     EXHIBIT 12
                                                                                                      Pro Forma
                                                                                                -------------------
                                                                                                       Year
                                                                            Six months ended           Ended
                                                                          --------------------   -------------------
                                                                               12/31/98            June 30, 1999
                                                                          --------------------   -------------------

Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and distributions on Capital
  Securities, Series A                                                          $ (20,910,669)         $(11,104,000)

Interest expense, net of capitalized interest                                      13,356,898            32,287,000

Portion of rents representative of interest factor                                  2,058,653             5,151,839

Amortization of capitalized interest                                                   31,125                75,000

Distributions on Capital Securities, Series A                                               0                     0
                                                                          --------------------   -------------------
  Total Earnings                                                                 $ (5,463,994)         $ 26,409,839
                                                                          ====================   ===================

Fixed Charges:

Interest expense (before deducting capitalized interest)                         $ 13,356,898          $ 33,188,701

Portion of rents representative of interest factor                                  2,058,653             5,151,839

Distributions on Capital Securities, Series A                                               0                     0

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                                       158,032               316,063
                                                                          --------------------   -------------------
  Total Fixed Charges                                                            $ 15,573,582          $ 38,656,603
                                                                          ====================   ===================

Ratio of Earnings to Fixed Charges                                                      (0.35)                 0.68
                                                                          ====================   ===================

Insufficient to cover fixed charges by                                             21,037,576            12,246,764